Exhibit 5.3

April 18, 2016

The GEO Group, Inc.

One Park Place, Suite 700

621 Northwest 53rd Street

Boca Raton, Florida 33487

Re:	Public Offering of $350,000,000 6.00% Senior Notes due 2026 of The GEO Group, Inc.

Ladies and Gentlemen:

We have acted as special Colorado counsel to B.I. Incorporated, a Colorado corporation (the “Company”) in connection with (i) that certain registration statement on Form S-3 filed with the Securities and Exchange Commission on September 12, 2014, as amended (the “Registration Statement”) by The GEO Group, Inc. (“Parent”), the Company and certain other subsidiaries of the Company (collectively, the “Subsidiary Guarantors”) under the Securities Act of 1933, as amended (the “Act”), and (ii) the Parent’s offering and sale of $350,000,000 6.00% Senior Notes due 2026 (the “Notes”) and the related guarantees of the Notes by the Subsidiary Guarantors (the “Note Guarantees”). The Registration Statement registers the offering from time to time, pursuant to Rule 415 under the Act, of (i) common stock, par value $0.01 per share, of the Parent (the “Common Stock”), (ii) preferred stock, par value $0.01 per share, of the Parent (the “Preferred Stock”), (iii) the debt securities of the Parent which may be senior or subordinated (the “Debt Securities”), (iv) guarantees of the Debt Securities by one or more of the Subsidiary Guarantors (the “Guarantees”), (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination thereof (the “Warrants”), and (vi) units consisting of one or more of the Common Stock, Preferred Stock, Debt Securities or Warrants, or any combination thereof (the “Units”) (collectively, the Common Stock, Preferred Stock, Debt Securities and Warrants are referred to as the “Securities”). The offering of the Securities will be as set forth in the prospectus dated September 12, 2014, forming a part of the Registration Statement (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement dated April 11, 2016 (the “Preliminary Prospectus Supplement”), the final prospectus supplement dated April 11, 2016 (the “Final Prospectus Supplement”). The Notes are to be issued under the Indenture, dated as of September 25, 2014, between Parent and Wells Fargo Bank, National Association, as trustee (the “Trustee”), in substantially the same form as the form of Indenture for Senior Notes filed with the Registration Statement (the “Base Indenture”). Certain terms of the Notes and Note Guarantees are being established pursuant to a Second Supplemental Indenture, dated April 18, 2016, among Parent, the Subsidiary Guarantors and the Trustee, to the Base Indenture (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

We have also been asked to review that certain Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3 executed by B.I. Incorporated, the Parent and certain other subsidiaries of the Parent, the Preliminary Prospectus Supplement and the Final Prospectus Supplement.

The GEO Group, Inc.

April 18, 2016

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In connection with issuing this opinion, we have reviewed originals or copies of the following documents:

(1)	the Registration Statement and the Base Prospectus;

(2)	the Post-Effective Amendment;

(3)	the Preliminary Prospectus Supplement and the Final Prospectus Supplement;

(4)	the Base Indenture and the Supplemental Indenture;

(5)	the Articles of Incorporation of the Company, as presently in effect;

(6)	the By-Laws of the Company, as presently in effect;

(7)	certain resolutions adopted by the board of directors of the Company relating to the Post-Effective Amendment No. 1, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the offering and sale of the Note Guarantees, and related matters; and

(8)	the Certificate of Good Standing with respect to the Company issued by the Secretary of State of the State of Colorado issued April 15, 2016 (the “Certificate of Good Standing”).

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each party to the Registration Statement, the Post-Effective Amendment, the Preliminary Prospectus Supplement and the Final Prospectus Supplement, other than the Company; (d) the entity power of each party to the Post-Effective Amendment (other than the Company) to execute, deliver and perform the Registration Statement, the Post-Effective Amendment, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, and to do each other act done or to be done by such party; (e) the authorization, execution and delivery by each party (other than the Company) of each document executed and delivered or to be

The GEO Group, Inc.

April 18, 2016

executed and delivered in connection with the Registration Statement, the Post-Effective Amendment, the Preliminary Prospectus Supplement, and the Final Prospectus Supplement by such party; (f) as to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers of the Company; and (g) all resolutions referred to in the resolutions of the Company’s board of directors have not been modified, amended, revoked or rescinded; and (h) the Articles of Incorporation and By-Laws of the Company have not been modified, amended, revoked or rescinded in a manner that invalidates any resolutions or any Board Authorization (as hereinafter defined) or referred to in the Certificate to Counsel.

Based upon and subject to the foregoing, and subject to the qualifications set forth below, it is our opinion that:

(1)	Based solely on the Certificate of Good Standing, the Company is a Colorado corporation that is validly existing and in good standing under Colorado law.

(2)	The Company has the corporate power and authority to execute, deliver and perform its obligations under the Supplemental Indenture and has taken the required steps to authorize the execution and delivery of the Supplemental Indenture under the laws of the State of Colorado.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Colorado, as in effect on the date hereof.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished to you in connection with the filing of the Post-Effective Amendment, the Preliminary Prospectus Supplement, and the Final Prospectus Supplement, and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. Notwithstanding the foregoing, the law firm of Akerman LLP may rely upon this opinion letter in connection with the opinion letter to be submitted by such firm with respect to the Registration Statement.

We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ BURNS, FIGA & WILL, P.C.

BURNS, FIGA & WILL, P.C.